UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): August 31, 2007 (August 28, 2007)
ACG HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware	33-97090-01	62-1395968

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

100 Winners Circle, Brentwood, Tennessee	37027

(Address of Principal Executive Office)	(Zip Code)
Registrant’s Telephone Number, Including Area Code (615) 377-0377

(Former name or former address, if changed since last report.)
AMERICAN COLOR GRAPHICS, INC.
(Exact name of registrant as specified in its charter)

New York	33-97090	16-1003976

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

100 Winners Circle, Brentwood, Tennessee	37027

(Address of Principal Executive Office)	(Zip Code)
Registrant’s Telephone Number, Including Area Code (615) 377-0377

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.
On August 28, 2007, American Color Graphics, Inc. (“Graphics”) entered into a fourth amendment to our May 5, 2005 Amended and Restated Credit Agreement (the “2005 Credit Agreement”). The amendment has an effective date of August 31, 2007 and includes provisions that waive certain instances of noncompliance with certain reporting requirements thereunder. Also on August 28, 2007, Graphics and American Color Graphics Finance, LLC (“Graphics Finance”), a subsidiary of Graphics, entered into an amendment of loan documents amending its September 26, 2006 Credit Agreement and Servicing Agreement. The amendment has an effective date of August 31, 2007 and also included provisions that waive certain instances of noncompliance with certain reporting requirements thereunder.
ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.
(c)	Exhibits
     The following exhibit is filed herewith:

Exhibit Number	Description
10.1 (d)	Fourth Amendment to May 5, 2005 Amended and Restated Credit Agreement, dated as of August 28, 2007, among Graphics and Holdings; with Bank of America, N.A., as Agent, and certain lenders, effective August 31, 2007.

10.27	Limited Waiver and Consent Agreement, dated as of August 28, 2007, among Graphics, Graphics Finance, and Bank of America, N.A., as Agent, and certain lenders, effective August 31, 2007.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.

ACG HOLDINGS, INC. AMERICAN COLOR GRAPHICS, INC.
By:	/s/ Patrick W. Kellick
Patrick W. Kellick
SENIOR VICE PRESIDENT CHIEF FINANCIAL OFFICER

Dated: August 31, 2007

EXHIBIT INDEX

Exhibit Number	Description
10.1 (d)	Fourth Amendment to May 5, 2005 Amended and Restated Credit Agreement, dated as of August 28, 2007, among Graphics and Holdings; with Bank of America, N.A., as Agent, and certain lenders, effective August 31, 2007.

10.27	Limited Waiver and Consent Agreement, dated as of August 28, 2007, among Graphics, Graphics Finance, and Bank of America, N.A., as Agent, and certain lenders, effective August 31, 2007.

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